Exhibit 99.1

Independence Realty Trust Announces Fourth Quarter and Fiscal 2013 Financial Results

PHILADELPHIA, PA — February 26, 2014 — Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) today announced fourth quarter and fiscal 2013 financial results.

Highlights

•	Core funds from operations (“CFFO”) increased 90% to $1.9 million for the quarter ended December 31, 2013 from $1.0 million for the quarter ended December 31, 2012.

•	CFFO per share increased 11% to $0.20 for the quarter ended December 31, 2013 from $0.18 for the quarter ended December 31, 2012.

•	Operating income increased 44% to $1.3 million for the quarter ended December 31, 2013 from $0.9 million for the quarter ended December 31, 2012.

•	Total revenues grew 29% to $5.8 million for the quarter ended December 31, 2013 from $4.5 million for the quarter ended December 31, 2012.

•	On November 22, 2013, IRT acquired a 432-unit garden style apartment community located in Jackson, Mississippi for a purchase price of $23.0 million.

•	IRT declared a first quarter 2014 monthly cash dividends of $0.06 per share per month, a 12.5% increase from the prior monthly dividend rate. The monthly dividends total $0.18 for the first quarter of 2014.

•	On January 29, 2014, IRT completed its underwritten public offering selling 8,050,000 shares of IRT common stock for $8.30 per share raising gross proceeds of $66.8 million. After giving effect to this offering, the percent of IRT’s outstanding common stock held by RAIT Financial Trust, IRT’s largest stockholder and the parent company of IRT’s external advisor, was reduced from 59.7% to 39.4%.

•	On January 31, 2014, IRT acquired a 370-unit apartment community located in Waukegan, Illinois for a purchase price of $29.0 million.

Financial Results

IRT reported CFFO, a non-GAAP financial measure, for the three-month period ended December 31, 2013 of $1.9 million, or $0.20 per share – diluted based on 9.6 million weighted-average shares outstanding – diluted, as compared to CFFO for the three-month period ended December 31, 2012 of $1.0 million, or $0.18 per share – diluted based on 5.6 million weighted-average shares outstanding – diluted. IRT reported a net income allocable to common stock for the three-month period ended December 31, 2013 of $0.3 million, or $0.03 per share – diluted based on 9.6 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common stock for the three-month period ended December 31, 2012 of $0.06 million, or $0.19 loss per share – diluted based on 0.3 million weighted-average shares outstanding – diluted.

IRT reported CFFO for the year ended December 31, 2013 of $5.8 million, or $0.81 per share – diluted based on 7.2 million weighted-average shares outstanding – diluted, as compared to CFFO for the year ended December 31, 2012 of $4.0 million, or $0.71 per share – diluted based on 5.6 million weighted-average shares outstanding – diluted. IRT reported a net income allocable to common stock for the year ended December 31, 2013 of $0.6 million, or $0.12 per share – diluted based on 5.3 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common stock for the year ended December 31, 2012 of $0.1 million, or $0.45 loss per share – diluted based on 0.3 million weighted-average shares outstanding – diluted.

A reconciliation of IRT’s reported net income (loss) to its funds from operations (“FFO”) and CFFO is included as Schedule I to this release. Schedule I also includes management’s rationale for the usefulness of each of these non-GAAP financial measures.

Distributions

On October 10, 2013, IRT’s Board of Directors declared monthly cash dividends for the fourth quarter of 2013 on IRT’s shares of common stock in the amount of $0.05333 per share per month. The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date
October 2013	$0.05333	10/31/2013	11/15/2013
November 2013	$0.05333	11/29/2013	12/16/2013
December 2013	$0.05333	12/31/2013	01/15/2014

On January 15, 2014, IRT’s Board of Directors declared monthly cash dividends for the first quarter of 2014 on IRT’s shares of common stock in the amount of $0.06 per share per month. The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date
January 2014	$0.06	1/31/2014	2/14/2014
February 2014	$0.06	2/28/2014	3/17/2014
March 2014	$0.06	3/31/2014	4/15/2014

Key Statistics

(Unaudited and dollars in thousands, except per share and per unit information)

	As of or For the Three-Month Periods Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Financial Statistics:
Total revenue	$5,768	$4,787	$4,700	$4,688	$4,512
Earnings (loss) per share-diluted	$0.03	$0.03	$0.01	$0.00	$(0.19)
Funds from Operations (“FFO”) per share	$0.17	$0.17	$0.23	$0.23	$0.17
Core funds from operations (“CFFO”) per share	$0.20	$0.17	$0.23	$0.23	$0.18
Dividends declared per common share	$0.16	$0.16	$0.16	$0.15	$0.15
Apartment Property Portfolio:
Reported investments in real estate at cost	$190,096	$166,665	$154,040	$153,717	$153,565
Net operating income	$3,159	$2,373	$2,459	$2,523	$2,354
Number of properties owned	10	9	8	8	8
Multifamily units owned	2,790	2,358	2,004	2,004	2,004
Portfolio average occupancy	94.5%	94.1%	94.2%	93.6%	92.0%
Average monthly effective rent per unit (1)	$775	$788	$788	$791	$787

(1)	Average monthly effective rent per occupied unit represents the average monthly rent collected for all occupied units after giving effect to tenant concessions. We do not report average effective rent per unit in the month of acquisition as it is not representative of a full month of operations.

Properties

The following table presents an overview of our apartment portfolio as of December 31, 2013:

Property Name	Location	Acquisition Date	Year Built or Renovated (1)	Units (2)		Average Occupancy (3)	Average Monthly Effective Rent per Occupied Unit(4)
Belle Creek	Henderson, Colorado	4/29/2011	2011	162	(5)	97.5%	$965
Berkshire Square	Indianapolis, Indiana	9/19/2013	2012	354		96.6	580
Centrepoint	Tucson, Arizona	12/16/2011	2006	320		91.6	817
Copper Mill	Austin, Texas	4/29/2011	2010	320		96.3	759
Crestmont	Marietta, Georgia	4/29/2011	2010	228		95.2	718
Cumberland Glen	Smyrna, Georgia	4/29/2011	2010	222		93.2	676
Heritage Trace	Newport News, Virginia	4/29/2011	2011	200		89.0	694
Runaway Bay	Indianapolis, Indiana	10/11/2012	2002	192		94.8	919
The Crossings	Jackson, Mississippi	11/22/2013	2006	432		96.1	793
Tresa at Arrowhead	Phoenix, Arizona	4/29/2011	2006	360		94.4	826

Total/Average				2,790		94.5%	$775

(1)	All dates are for the year in which a significant renovation program was completed, except for Runaway Bay, which is the year construction was completed. The year construction was completed for each of the other properties is: Belle Creek—2002; Berkshire Square—1970; Centrepoint—1995; Copper Mill—1983; Crestmont—1986; Cumberland Glen—1986; Heritage Trace—1971; The Crossings—1976 and Tresa at Arrowhead—1998.
(2)	Units represents the total number of apartment units available for rent at December 31, 2013.
(3)	Average occupancy for each of our properties is calculated as (i) total units rented as of December 31, 2013 divided by (ii) total units available as of December 31, 2013, expressed as a percentage.
(4)	Average monthly effective rent per occupied unit represents the average monthly rent for all occupied units for the three months ended December 31, 2013.
(5)	Includes 6,256 square feet of retail space in six units, of which 1,010 square feet of space is occupied by us for use as the leasing office. The remaining 5,246 square feet of space is 100% occupied by five tenants with an average monthly base rent of $1,537, or $16 per square foot per year. These five tenants are principally engaged in the following businesses: grocery, retail and various retail services.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Wednesday, February 26, 2014 from the investor relations section of the IRT website at www.irtreit.com or by dialing 866.318.8612, access code 16010639. For those who are not available to listen to the live call, the replay will be available shortly following the live call on IRT’s website and telephonically until Wednesday, March 5, 2014, by dialing 888.286.8010, access code 92995354.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is a real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. IRT is externally advised by a wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS).

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in IRT’s filings with the Securities and Exchange Commission. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Andres Viroslav

215.243.9000

aviroslav@irtreit.com

Independence Realty Trust, Inc.

Consolidated Statements of Operations

(Dollars in thousands, except share and per share information)

(unaudited)

	For the Three-Month Period Ended December 31		For the Year Ended December 31
	2013	2012	2013	2012
Revenues:
Rental income	$5,188	$4,022	$17,843	$14,849
Tenant reimbursement income	275	222	943	818
Other income	305	268	1,157	962

Total revenue	5,768	4,512	19,943	16,629
Expenses:
Property operating expenses	2,609	2,158	9,429	8,066
General and administrative expenses	274	268	648	968
Asset management fees	107	80	272	240
Acquisition expenses	198	65	248	157
Depreciation and amortization	1,306	995	4,413	3,466

Total expenses	4,494	3,566	15,010	12,897

Operating income	1,274	946	4,933	3,732
Interest expense	(966)	(897)	(3,659)	(3,305)

Net income (loss):	308	49	1,274	427
(Income) loss allocated to preferred stock	—	(3)	(10)	(15)
(Income) loss allocated to non-controlling interests	—	(101)	(649)	(535)

Net income (loss) allocable to common stock	$308	$(55)	$615	$(123)

Earnings (loss) per share:
Basic	$0.03	$(0.19)	$0.12	$(0.45)

Diluted	$0.03	$(0.19)	$0.12	$(0.45)

Weighted-average shares:
Basic	9,649,801	287,672	5,330,814	275,384

Diluted	9,649,801	287,672	5,330,814	275,384

Dividends declared per common share	$0.16	$0.15	$0.63	$0.60

Independence Realty Trust, Inc.

Consolidated Balance Sheets

(Dollars in thousands, except share and per share information)

(unaudited)

	As of December 31, 2013	As of December 31, 2012
Assets:
Investments in real estate:
Investments in real estate at cost	$190,096	$153,565
Accumulated depreciation	(15,775)	(12,283)

Investments in real estate, net	174,321	141,282
Cash and cash equivalents	3,334	2,533
Restricted cash	1,122	1,150
Accounts receivable and other assets	1,731	345
Intangible assets, net of accumulated amortization of $569 and $79, respectively	517	274
Deferred costs, net of accumulated amortization of $151 and $68, respectively	846	613

Total assets	$181,871	$146,197

Liabilities and Equity:
Mortgage indebtedness	$103,303	$92,413
Accounts payable and accrued expenses	2,374	1,986
Accrued interest payable	63	32
Dividends payable	515	499
Other liabilities	708	416

Total liabilities	106,963	95,346
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized, 0 and 125 shares issued and outstanding, respectively	—	0
Common stock, $0.01 par value; 300,000,000 shares authorized, 9,652,540 and 345,063 shares issued and outstanding, respectively	96	3
Additional paid-in capital	78,112	3,490
Retained earnings (accumulated deficit)	(3,300)	(401)

Total stockholders’ equity	74,908	3,092
Non-controlling interests	—	47,759

Total equity	74,908	50,851

Total liabilities and equity	$181,871	$146,197

Schedule I

Independence Realty Trust, Inc.

Reconciliation of Net income (loss) Allocable to Common Stock and

Funds From Operations (“FFO”) and

Core Funds From Operations (“CFFO”) (1)

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three-Month Period Ended December 31,				For the Year Ended December 31,
	2013 Amount	Per Share (2)	2012 Amount	Per Share (3)	2013 Amount	Per Share (2)	2012 Amount	Per Share (3)
Funds From Operations:
Net income (loss)	$308	$0.03	$49	$0.01	$1,274	$0.18	$427	$0.08
Adjustments:
Income allocated to preferred shares	—	—	(3)	0.00	(10)	0.00	(15)	0.00
Income allocated to preferred units	—	—	(79)	(0.01)	(220)	(0.03)	(79)	(0.01)
Real estate depreciation and amortization	1,306	0.14	995	0.17	4,413	0.61	3,466	0.61

Funds From Operations	$1,614	$0.17	$962	$0.17	$5,457	$0.76	$3,799	$0.68

Core Funds From Operations:
Funds From Operations	$1,614	$0.17	$962	$0.17	$5,457	$0.76	$3,799	$0.68
Adjustments:
Acquisition fees and expenses	198	0.02	65	0.01	248	0.04	157	0.03
Equity based compensation	77	0.01	—	—	77	0.01	—	—

Core Funds From Operations	$1,889	$0.20	$1,027	$0.18	$5,782	$0.81	$3,956	$0.71

(1)	IRT believes that FFO and Core FFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common stock (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

Core FFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including acquisition expenses, expensed costs related to the issuance of shares of our common stock and equity-based compensation expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining Core FFO.

IRT’s calculation of Core FFO differs from the methodology used for calculating Core FFO by certain other REITs and, accordingly, IRT’s Core FFO may not be comparable to Core FFO reported by other REITs. IRT’s management utilizes FFO and Core FFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, Core FFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT also believes that FFO and Core FFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. IRT also uses Core FFO for purposes of determining the quarterly incentive fee, if any, payable to our advisor beginning with the second quarter of 2013.Neither FFO nor Core FFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and Core FFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor Core FFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

(2)	Based on 9,649,801 and 7,151,738 weighted-average shares outstanding-diluted for the three-month period and year ended December 31, 2013. This includes 5,274,900 limited partnership units that were exchanged for common stock on May 7, 2013.
(3)	Based on 5,605,385 and 5,550,284 weighted-average shares outstanding-diluted for the three-month period and year ended December 31, 2012. This includes 5,274,900 limited partnership units that were exchangeable for common stock as of December 31, 2012.